Exhibit 10.31

CONFIDENTIAL TREATMENT REQUESTED

Research Collaboration and Option Agreement

This Research Collaboration and Option Agreement (this “Agreement”) is made effective as of October 31, 2016 (“Effective Date”) by and between Millennium Pharmaceuticals, Inc., with a principal office at 40 Landsdowne Street, Cambridge, MA 02139 (Telephone: 617-679-7000, Facsimile: 617-374-0074), a wholly-owned subsidiary of Takeda Pharmaceutical Company Ltd. (“Takeda”), and Molecular Templates, Inc. with a principal office at 9301 Amberglen Boulevard, Suite 100, Austin, TX 78729 (“MTI”). MTI and Takeda each will be referred to herein as a “Party” and together as the “Parties.”

Whereas, the Parties desire to work collaboratively on the research project described in the plan set forth on Exhibit A, attached hereto (the “Project” and the “Project Plan,” respectively) and grant the rights set forth herein, all upon the terms and subject to the conditions set forth in this Agreement.

Now, therefore, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Definitions. Capitalized terms herein will have the following definitions:

1.1 “Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with Takeda. As used in this Agreement, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

1.2 “Applicable Law” means all laws, regulations, rules and guidances of any federal, state, local or foreign governmental authority pertaining to a Party’s performance hereunder, as amended from time to time.

1.3 “Control” means (a) with respect to patents, know-how or other intangible rights, the possession by a Party of the ability to grant a license or sublicense of such rights as provided for herein without violating the terms of any agreement between such Party and any third party and (b) with respect to any material, the possession by a Party of the ability to use or provide to the other Party such material as provided herein without violating the terms of any agreement between such Party and any third party.

1.4 “MTI Background IP” means Technology, and all intellectual property rights therein, Controlled by MTI through efforts independent of this Agreement.

1.5 “Takeda Background IP” means Technology, and all intellectual property rights therein, Controlled by Takeda through efforts independent of this Agreement.

1.6 “Technology” means developments, inventions, improvements, uses, methods, techniques, conceptions, know-how, data, results, materials, specifications, and information, whether or not patented or patentable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2. Communication.

2.1 Representatives. Each Party will appoint up to two employees as representatives (each, a “Representative”) having responsibility for interactions with the other Party. Takeda’s Representatives will be Katherine Galvin [***] with regard to issues related to the performance of the Project, and Perrin Wilson [***] with regard to contract related matters, and MTI’s Representative will be Eric Poma [***], with regard to issues related to the performance of the Project, and Kurt Elster [***], with regard to contract related matters. Each Party may replace its Representatives with individuals of similar expertise and authority upon written notice to the other Party. The Representatives of both Parties will meet by teleconference or in person bi-weekly, or otherwise as needed and agreed, at times to be mutually agreed upon by the Parties, to discuss progress of the Project and any matters requiring decisions by the Parties.

2.2 Reports. Each Party will provide the other Party with periodic progress reports. Each Party will use reasonable efforts to contribute to and collaborate with the other Party to produce a final written report as set forth in the Project Plan within 30 days of completion of the Project Plan.

3. Performance; Exclusivity.

3.1 Performance. Each Party agrees to use reasonable commercial efforts to perform its assigned activities under the Project Plan in accordance with the terms of this Agreement and Applicable Laws.

3.2 Exclusivity. During the Term, Option Period and Negotiation Period (if the Option is exercised during the Option Period in accordance with Section 5.4), MTI shall collaborate and negotiate exclusively with Takeda with regard to CD38 (the “Target”) and during such period shall not directly or indirectly grant, negotiate, solicit, initiate, facilitate or encourage any inquiries, proposals or offers with respect to, or the submission of, any proposal or offer from a third party for any acquisition by such third party of rights, including by purchase, license, sublicense or covenant not to sue, to the practice of any MTI Background IP and the Target, provided, however, that MTI has a CD38 product development grant application under review with the Cancer Prevention and Research Institute of Texas (“CPRIT”) and MTI shall not be restricted in the continued pursuit or acceptance of such grant if ultimately approved by CPRIT.

4. Technology Access/Exclusivity Fee and Costs Reimbursement. Takeda shall pay MTI a technology access/exclusivity fee of [***] within thirty (30) days of Effective Date of this Agreement and receipt by Takeda of an invoice therefor, which fee will be fully creditable against any amounts payable by Takeda pursuant to a license agreement or any other agreement by and between Takeda and MTI. Each Party will be responsible for the costs of performance of its obligations under the Project Plan and this Agreement; provided, however, Takeda will reimburse MTI up to [***] for its performance of the Project as set forth in the Project Plan as follows: (i) [***] within thirty (30) days of the Effective Date, (ii) [***] upon completion of Phase 1 of the Project Plan and (iii) [***] upon delivery of anti-CD38-SLTA fusion proteins for [***] as described in Phase 2 of the Project Plan. All payments due hereunder are payable in United States dollars subject to receipt by Takeda of an invoice referencing the applicable purchase order number provided by Takeda and providing reasonable detail for costs incurred during the applicable period and sent to Millennium Pharmaceuticals Inc., c/o [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5. Technology.

5.1 Project IP. Inventorship of Technology generated, conceived or reduced to practice during the performance of this Agreement (“Project Technology”) will be determined in accordance with United States patent laws. The Parties hereby agree that all right, title and interest in and to Project IP and any intellectual property rights therein (“Project IP”), vests in both Parties equally and each Party has the non-sublicensable right to use the Project IP solely for performance of the Project and for internal research purposes without payment of consideration or other obligation to the other Party. [***].

5.2 Licenses.

5.2.1 License to MTI. Takeda hereby grants to MTI a non-exclusive, non-sublicensable, non-transferable, worldwide, fully-paid and royalty-free license under Takeda’s rights in Takeda Background IP, used by Takeda, or provided by Takeda for use, in the Project, solely for MTI’s use in performance of the Project.

5.2.2 License to Takeda. MTI hereby grants to Takeda, and its Affiliates, a non-exclusive, non-sublicensable, non-transferable, worldwide, fully-paid and royalty-free license under MTI’s rights in MTI Background IP, and used by MTI, or provided by MTI for use, in the Project, solely for Takeda’s use in performance of the Project.

5.3 Takeda Option. MTI hereby grants to Takeda an exclusive option (the “Option”) during the Term and for a period of [***] thereafter (the “Option Period”) to obtain from MTI an exclusive (including as to MTI), worldwide, sublicensable license to practice any Project IP for any and all purposes on commercially reasonable terms to be negotiated in good faith by the Parties, which license will also include a nonexclusive license to MTI Background IP as necessary or useful to practice the foregoing described exclusive license. Takeda will exercise its Option, if at all, by delivering to MTI a written notice thereof within the Option Period. Upon such notification, Takeda and MTI will have a period of [***] (the “Negotiation Period”) within which to negotiate a definitive agreement, such period to be extended as necessary and mutually agreed by the Parties.

6. Term; Termination.

6.1 Term. This Agreement will commence as of the Effective Date and will remain in full force and effect until the earlier of (a) completion of the Project and delivery of the final report (as described in the Project Plan) or (b) termination as provided in Section 6.2 (the “Term”).

6.2 Termination.

6.2.1 Breach. In the event that either Party commits a material breach of its obligations under this Agreement and fails to cure that breach within thirty (30) days after receiving a written demand to cure from the non-breaching Party, the non-breaching Party may terminate this Agreement immediately upon written notice of termination to the breaching Party.

6.2.2 Additional Right of Termination. If either Party (the “Objecting Party”) makes a good faith determination that (a) the research cannot be conducted substantially in accordance with the Project Plan; (b) the research cannot be substantially completed within the time frame set forth in the Project Plan; or (c) the continued conduct of the Project Plan is unlikely to yield scientifically valid or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

useful results, it will send written notice to the other Party with reasonably detailed reasons for the determination. If the other Party disagrees with such determination and provides the Objecting Party with written notice including a reasonably detailed explanation for its disagreement within five (5) business days of receipt of the Objecting Party’s notice, the Parties will discuss the matter for up to ten (10) additional business days. If the Parties agree at any time during the aforementioned 5-day or 10-day periods that the Research should be terminated then this Agreement will be thereby terminated. If at the end of this 10-day period the Parties are unable to resolve the matter to the reasonable satisfaction of the Objecting Party and the Objecting Party desires to terminate this Agreement then the Objecting Party has the right to provide a ten (10) business days’ notice of termination.

6.3 Sections 1, 2.2, 3.2, 5, 6.3, 7, 8, 9, 10, 11, 15-20 and any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement will survive the termination or expiration of this Agreement to the extent required for the full observation and performance of this Agreement by the Parties in accordance with its terms.

7. Confidentiality.

7.1 Each Party agrees that during the Term, and for a period of five (5) years thereafter, information disclosed by one Party, or on behalf of such Party, (each, a “Disclosing Party”) to the other (each, a “Receiving Party”) in the course of activities under this Agreement (“Confidential Information”) will not be disclosed to any third party, or used, by the Receiving Party, except as necessary for performance of its obligations and the exercise of its rights set forth herein. The Receiving Party may disclose Confidential Information of the other Party to its Affiliates and its and their respective directors, officers, and employees, and agents (collectively, “Representatives”) who have a need to have access to and knowledge of the Confidential Information solely for the purpose of discharging the Receiving Party’s obligations and reasonably exercising its rights under this Agreement and provided that such Representatives are bound by obligations of confidentiality substantially similar to those contained herein. For the avoidance of doubt, Project IP is the Confidential Information of both MTI and Takeda and neither Party may publish any Project IP without the prior written consent of the other Party. Any publication agreed upon by the Parties will include acknowledgement of the other Party’s contributions.

7.2 The Receiving Party will have no obligation with respect to information that (a) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (b) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (c) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality to the Disclosing Party; or (d) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence. Further, the Receiving Party may disclose Confidential Information pursuant to a valid order issued by a court or government agency, provided that, to the extent practicable, the Receiving Party provides the Disclosing Party prior written notice of such obligation; and the opportunity to oppose such disclosure or obtain a protective order at Disclosing Party’s expense.

7.3 Upon written request by the Disclosing Party, and in any event upon termination of this Agreement, the Receiving Party will: (a) cease using the Confidential Information, (b) return or destroy the Confidential Information furnished by or on behalf of the Disclosing Party and destroy all notes or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

extracts prepared by the Receiving Party containing any Confidential Information, provided that the Receiving Party will be permitted to retain one (1) archival copy of all Confidential Information for purposes of determining its obligations under this Agreement; and (c) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this Section 7.

7.4 Marking. Each Party will use reasonable commercial efforts to label or otherwise identify as “CONFIDENTIAL,” at the time of disclosure, all Confidential Information which is disclosed in writing or other tangible form, and reduce to writing or other tangible form and similarly label, within thirty (30) days of disclosure, all Confidential Information which is disclosed verbally.

8. No Use of Name. Neither Party will, without the prior written consent of the other Party, use in endorsement, advertising, publicity (including, without limitation, press releases, corporate websites, corporate presentations), or otherwise, the name, trademark, logo, symbol, or other image of the Party or that Party’s employees or agents provided however, each Party agrees that its name may be used whenever required by law or regulation, including, without limitation, disclosure to the Securities and Exchanges Commission.

9. Certifications; Disclaimer; Indemnification.

9.1 Certifications. Each of MTI and Takeda represents and warrants to the other that:

(a) it is an entity duly organized, validly existing and is in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement and the other agreements contemplated hereunder and to consummate the transactions contemplated hereby and thereby;

(b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not: (i) with or without the giving of notice or lapse of time or both, result in a breach of or constitute a default under or conflict with any material agreement, license, permit or other instrument or obligation to which it is a party or by which it or its properties or assets may be bound or affected; or (ii) require that it make any filing with, or give any notice to, or obtain any consent from, any third party; and

(c) its Animal Care and Use Committee, or equivalent body (“ACUC”), has or will approve in writing all aspects of the Project being conducted by such Party that involve use of animals. If approval by the ACUC has not been obtained prior to execution of this Agreement, each Party agrees to obtain that approval prior to commencing those aspects of the Project that involve use of animals. Each Party further represents that it shall adhere to all applicable laws and regulations governing the care and use of laboratory animals, including applicable NIH guidelines and USDA and OLAW animal welfare requirements.

9.2 Disclaimer. The Takeda Background IP, MTI Background IP and Project IP are experimental in nature and provided by a Party to the other, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. EACH OF TAKEDA AND MTI MAKES NO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

REPRESENTATION OR WARRANTY THAT THE USE OF THE TAKEDA BACKGROUND IP, MTI BACKGROUND IP OR PROJECT IP WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT. Each Party agrees that the other Party will not be liable for, and hereby releases the other Party from, any liability as a result of damage to, or loss of property or injury to or death of any person as a result of or in connection with activities of that Party relating to the Project, except to the extent the damage, loss, injury or death is determined by a court of last resort to be attributable to negligence or willful misconduct of the other Party.

9.3 Indemnification by Takeda. Takeda will indemnify, defend and hold MTI, its employees and agents harmless against any and all actions, suits, claims, demands, prosecutions, liabilities, costs and expenses (including reasonable attorneys’ fees) based on or arising out of any third party claim (“Claims”) based on or arising out of the conduct of Takeda’s activities under (a) the Project or (b) breach of this Agreement, except to the extent that any Claims are determined by a court of last resort to be attributable to the negligence or willful misconduct of MTI, its employees or agents. This indemnification is contingent on (i) MTI providing Takeda with prompt written notice of any the Claim, (ii) Takeda, at its sole expense, controlling the defense of the Claim, including, without limitation, settlement of the Claim, and (iii) MTI performing, at Takeda’s sole expense, all acts that are reasonably necessary for the defense or settlement by Takeda of the Claim.

9.4 Indemnification by MTI. To the extent permitted by law, MTI will indemnify, defend and hold Takeda, its Affiliates, and their respective employees and agents harmless against any and all Claims based on or arising out of MTI’s (a) activities under the Project or (b) breach of this Agreement, except to the extent that any Claims are determined by a court of last resort to be attributable to the negligence or willful misconduct of Takeda, its Affiliates, or their respective employees or agents. This indemnification is contingent on (i) Takeda providing MTI prompt written notice of the Claim, (ii) MTI, at its sole expense, controlling the defense of the Claim, including, without limitation, settlement of the Claim, and (iii) Takeda performing, at MTI’s sole expense, all acts that are reasonably necessary for the defense or settlement by MTI of the Claim.

10. Notice. Any notice or communication pursuant to this Agreement will be sufficiently made or given if sent by certified or registered mail, postage prepaid, or by overnight courier, with proof of delivery by receipt, addressed to the address below or as either Party will designate by written notice to the other Party.

In the case of MTI, to:	Molecular Templates, Inc.
9301 Amberglen Drive, Suite 100
Austin, TX 78729

Attention: Jason Kim
President and CFO

In the case of Takeda, to:	Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, MA 02139
[***]

With a required copy to:	Attention: Office of the General Counsel

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

11. Entire Agreement. This Agreement constitutes the entire and only agreement between the Parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded by this Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement. Parties participated equally in the formation of this Agreement; the language of this Agreement will not be presumptively construed against either Party.

12. Waiver. No waiver of any rights will be effective unless assented to in writing by the Party to be charged and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

13. Modifications. No modification to this Agreement will be effective unless agreed to in writing by duly authorized representatives of the Parties.

14. Assignment. This Agreement is not assignable by either Party, whether by operation of law or otherwise, without the prior written consent of the other Party, except that Takeda may assign or transfer Takeda’s rights and obligations under this Agreement, in whole or in part, to an Affiliate of Takeda or to a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise upon written notice to MTI. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

15. Interpretation; Headings. The word “including” means “including without limitation.” All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Headings used in this Agreement are for convenience of reference only and are not intended to influence the interpretation hereof. References to “Section” mean sections of this Agreement unless expressly stated otherwise.

16. Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without reference to principles of conflicts of laws.

17. Language. This Agreement has been prepared in the English language, and the English language will control its interpretation.

18. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision; provided that no severability will be effective if the result of that action materially changes the economic benefit of this Agreement to Takeda, or to MTI.

19. Further Assurances. Each Party will execute and deliver such further instruments and do such further reasonable acts and things as reasonably may be required to carry out the intent and purpose of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

20. No Partnership or Employment Relationship. Takeda and MTI are independent contractors. This Agreement does not create a joint venture, partnership or employment relationship between Takeda and MTI.

IN WITNESS WHEREOF this Agreement has been executed by the duly authorized representatives of the Parties:

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Christophe Bianchi
Name:	Christophe Bianchi
Title:	President

MOLECULAR TEMPLATES, INC.

By:	/s/ Kurt Elster
Name:	Kurt Elster
Title:	EVP Corporate Development

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Project Plan for the discovery and development of anti-CD38 Shigella toxin fusion proteins.

{Redacted Exhibit A content comprises 3 pages}

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.